PROXY



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         NATIONAL PENN BANCSHARES, INC.

         The undersigned hereby appoints _________________, ________________ and
________________ proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. ("NPB") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of NPB to be held on _______________, 1998 and at any adjournments or postponements thereof.




                          (Continued, and to be marked,
                      dated and signed, on the other side)


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This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1.


1. Proposal to approve the Amended Agreement and Plan of Merger dated as of July 21, 1998 (as the same may be further amended, the "Merger Agreement"), by and among NPB, National Penn Bank (NPB's wholly-owned subsidiary, "NP Bank"), and Elverson National Bank ("Elverson"), pursuant to which, among other things, (i) Elverson will merge with and into NP Bank, and
         (ii) each outstanding share of Elverson common stock will be converted into 1.46875 shares of NPB common stock, subject to possible increase under certain circumstances, all on and subject to the terms and conditions contained in the Merger Agreement.

            [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN

2. In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Special Meeting and any adjournments or postponements thereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other properly authorized officer. If a partnership, please sign in partnership name by properly authorized person.


Dated: ______________, 1998



         (Signature)


         (Signature if held jointly)


PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.